                                                           Exhibit No. EX-99.h.2

                             ADMINISTRATION CONTRACT

     Contract  made as of  ____________  ___,  2006,  between  THE UBS FUNDS,  a
Delaware statutory trust ("Trust"),  and UBS GLOBAL ASSET MANAGEMENT  (AMERICAS)
INC.  ("UBS Global  AM"), a Delaware  corporation  registered  as an  investment adviser  under  the  Investment  Advisers  Act of  1940,  as  amended,  and as a broker-dealer  under the  Securities  Exchange  Act of 1934,  as amended  ("1934
Act").

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended  ("1940 Act"),  as an open-end  management  investment  company,  and currently has multiple distinct series of shares of beneficial  interest,  which correspond to distinct  portfolios and have been  designated as the funds listed on  Exhibit  A, as it may be  amended  from  time to time  (each a  "Fund"  and, collectively, "Funds"); and

     WHEREAS,  the Trust  desires to retain UBS  Global AM as  administrator  to furnish certain administrative  services to the Trust with respect to the Funds, and UBS Global AM is willing to furnish such services;

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Trust hereby appoints UBS Global AM as administrator of the  Trust  and each  Fund for the  period  and on the  terms  set forth in this
Contract.  UBS  Global AM  accepts  such  appointment  and  agrees to render the services herein set forth, for the compensation herein provided.

     2.  Duties  as  Administrator.  UBS  Global  AM shall  furnish,  at its own expense, the executive, supervisory and clerical personnel necessary in order to administer the affairs of the Trust and each Fund subject to the  supervision of the Trust's  Board of  Trustees  ("Board").  In  carrying  out the terms of this
Contract, UBS Global AM shall:

               (a)  provide office space,  equipment and  facilities  (which may include UBS Global AM's or its affiliates) for maintaining the Trust's organization,  for meetings of the Trust's Board and shareholders, and for performing administrative services hereunder;

               (b)  supervise  and manage all  aspects of the Funds'  operations
          (other than investment advisory  activities),  assist in the selection of and  supervise  relations  with,  and monitor the  performance  of, custodians,  depositories,  transfer and pricing agents,  accountants, attorneys,  underwriters,  brokers  and  dealers,  insurers  and other persons in any capacity  deemed to be necessary  and  desirable by the
          Board;

               (c) provide certain  internal  clerical and legal  services,  and stationery and office supplies;

               (d) provide accounting services, including:

                    1) determining  and arranging for the publication of the net asset value of each Fund;

                    2) preparing  financial  information for presentation to the
          Trust's Board;

                    3)  preparing  and  monitoring  the Trust's  annual  expense budget, and establishing daily accruals;

                    4) calculating contractual expenses and coordinating payment of Fund expenses;

                    5)  calculating  periodic  dividend  rates to be declared in accordance with guidelines and supervising the Trust's  transfer agent with respect to the payment of dividends  and other  distributions  to shareholders;

                    6)  calculating  total return (and,  if  applicable,  yield)
          information as described in the current  prospectuses and statement of additional information;

                    7) coordinating audit packages for use by independent public accountants;

                    8) responding to regulatory audits;

               (e) provide  non-investment related statistical and research data and such other reports,  evaluations  and information as the Funds may request from time to time;

               (f) monitor each Fund's compliance with the current  registration
          statement,   the  1940  Act,  the  Internal  Revenue  Code  and  other
          applicable laws and regulations;

               (g) prepare, to the extent requested by the Trust, and coordinate
          with  Trust's   counsel,   prospectuses,   statements   of  additional
          information,  registration statements, proxy statements and annual and semi-annual reports to shareholders;

               (h) arrange for the printing and mailing (at the Fund's  expense)
          of an annual list of shareholders,  proxy statements and other reports or other materials provided to the Funds' shareholders;

               (i)  supervise  and  facilitate  the   solicitation   of  proxies
          solicited by the Trust for all  shareholder  meetings,  including  the tabulation process for shareholder meetings;

               (j)  support  outside  auditors in  preparing  and filing all the
          Funds' federal and state tax returns and required tax filings;

               (k) prepare  periodic  reports to and filings with the Securities and  Exchange  Commission  (the "SEC") and state Blue Sky  authorities with the advice of the Funds' counsel;

               (l) maintain the Trust's existence,  and during such times as the shares of the Funds are publicly  offered,  maintain the  registration and qualification of the Funds' shares under federal and state law;

               (m) coordinate the Trust's board meeting  schedule,  initiate the agenda and coordinate production of board meeting materials;

               (n)  provide   individuals   acceptable   to  the   Trustees  for
          nomination,  appointment,  or election  as officers of the Trust,  who will be  responsible  for the  management  of certain  of the  Trust's affairs as determined by the Trustees;

               (o) keep and maintain the  financial  accounts and records of the
          Funds;

               (p) analyze and propose changes to shareholder  services designed to  enhance  the value or  convenience  of the Funds as an  investment vehicle;

               (q) obtain and keep in effect  fidelity  bonds and  directors and officers/errors  and  omissions  insurance  policies  for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the
          1940 Act as such bonds and policies are approved by the Trust's  Board of Trustees;

               (r)  provide  the  Board on a  regular  basis  with  reports  and analyses of each Fund's  operations  and the  operations of comparable investment companies; and

               (s) take any other  actions which appear to UBS Global AM and the
          Board necessary to carry into effect the purposes of this Contract.

     3.  Further  Duties.  In all matters  relating to the  performance  of this
Contract,  UBS  Global  AM  will  act  in  conformity  with  the  Agreement  and
Declaration of Trust, By-Laws, and registration  statement of the Trust and with the  instructions  and  directions  of  the  Board  and  will  comply  with  the requirements  of the 1940 Act, the rules  thereunder,  and all other  applicable federal and state laws and regulations.

     4. Delegation of UBS Global AM's Duties as  Administrator.  With respect to any  or all  Funds,  UBS  Global  AM  may  enter  into  one  or  more  contracts
("Sub-Administration Contract") with one or more sub-administrators in which UBS
Global  AM  delegates  to  such  sub-administrators  any or  all  of its  duties specified in Paragraph 2 of this Contract, provided that each Sub-Administration
Contract imposes on the  sub-administrator  bound thereby all the  corresponding duties and  conditions  to which UBS Global AM is subject by Paragraph 2 of this
Contract and all the duties and conditions of Paragraph 3 of this Contract.

     5.  Services  Not  Exclusive.  The  services  furnished  by UBS  Global  AM hereunder  are not to be  deemed  exclusive  and UBS  Global AM shall be free to furnish  similar  services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties  hereunder in writing.  Nothing in this  Contract  shall limit or restrict the right of any director,  officer  or  employee  of UBS  Global  AM, who may also be a Trustee, officer or employee of the Trust,  to engage in any other  business or to devote his or her time and attention in part to the  management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     6. Expenses.

          (a)  During  the  term of this  Contract,  each  Fund  will  bear  all expenses,  not  specifically  assumed  by UBS Global  AM,  incurred  in its operations and the offering of its shares.

          (b) Expenses borne by each Fund will include but not be limited to the following (or each Fund's  proportionate share of the following):  (i) fees payable  to and  expenses  incurred  on behalf of the Fund by UBS Global AM under this  Contract;  (ii) expenses of organizing  the Trust and the Fund;
     (iii)  filing  fees  and  expenses   relating  to  the   registration   and
     qualifications  of the Fund's  shares and the Trust  under  federal  and/or state securities laws and maintaining such registration and qualifications;
     (iv) fees and salaries payable to the Trust's Trustees and officers who are not  interested  persons of the Trust or UBS  Global  AM; (v) all  expenses incurred  in  connection  with the  Trustees'  services,  including  travel expenses;  (vi)  taxes  (including  any  income  or  franchise  taxes)  and governmental  fees;  (vii) costs of any liability,  uncollectible  items of deposit and other insurance and fidelity bonds;  (vii) any costs,  expenses or losses  arising  out of a  liability  of or claim for  damages  or other relief  asserted  against the Trust or Fund for  violation of any law; (ix)
     legal,  accounting and auditing  expenses,  including legal fees of special counsel for those Trustees of the Trust who are not  interested  persons of the Trust;  (x) charges of  custodians,  transfer  agents and other agents;
     (xi) costs of preparing  share  certificates;  (xii) expenses of setting in type and printing  prospectuses  and  supplements  thereto,  statements  of additional information and supplements thereto, reports and proxy materials for  existing  shareholders;  (xiii)  costs  of  mailing  prospectuses  and supplements thereto,  statements of additional  information and supplements thereto,  reports and proxy materials to existing  shareholders;  (xiv) any extraordinary  expenses (including fees and disbursements of counsel, costs of  actions,  suits or  proceedings  to which  the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide
     indemnification  to  its  officers,   Trustees,  agents  and  shareholders)
     incurred by the Trust or Fund; (xv) fees,  voluntary  assessments and other expenses  incurred in connection  with  membership  in  investment  company organizations;  (xvi) cost of mailing and  tabulating  proxies and costs of meetings of shareholders,  the Board and any committees thereof; (xvii) the cost of investment company  literature and other  publications  provided by the  Trust  to  its  Trustees  and  officers;  (xviii)  costs  of  mailing, stationery and  communications  equipment;  (xix) expenses  incident to any dividend,  withdrawal or redemption  options;  (xx) charges and expenses of any outside  pricing  service  used to value  portfolio  securities;  (xxi)
     interest on borrowings of the Trust; and (xxii) fees or expenses related to license agreements with respect to securities indices.

          (c) The Trust or a Fund may pay directly  any expenses  incurred by it in its normal  operations  and, if any such  payment is consented to by UBS
     Global AM and  acknowledged as otherwise  payable by UBS Global AM pursuant to this  Contract,  the Fund may  reduce  the fee  payable to UBS Global AM pursuant  to  Paragraph 7 thereof by such  amount.  To the extent that such deductions  exceed the fee payable to UBS Global AM on any monthly  payment date,  such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

          (d) UBS  Global  AM will  assume  the  cost  of any  compensation  for services provided to the Trust received by the officers of the Trust and by those Trustees who are interested persons of the Trust.

          (e) The payment or  assumption by UBS Global AM of any expenses of the
     Trust or a Fund that UBS Global AM is not required by this  Contract to pay or assume shall not obligate UBS Global AM to pay or assume the same or any similar expense of the Trust or a Fund on any subsequent occasion.

     7. Compensation.

          (a) For the services  provided and the  expenses  assumed  pursuant to this  Contract,  each Fund will pay to UBS Global AM a fee,  computed daily and paid  monthly,  at an annual rate of 0.075% of average daily net assets of such Fund.  No Fund shall be  responsible  for payment owed by any other
     Fund.

          (b) The fee shall be computed  daily and paid monthly to UBS Global AM on or before the first business day of the next succeeding calendar month.

          (c) If this Contract becomes effective or terminates before the end of any month,  the fee for the period from the effective day to the end of the month or from the  beginning of such month to the date of  termination,  as the case may be, shall be prorated  according to the proportion  which such period bears to the full month in which such  effectiveness  or termination occurs.

     8.  Limitation  of  Liability  of UBS Global AM. UBS Global AM shall not be liable for any error of judgment  or mistake of law or for any loss  suffered by any Fund, the Trust or any of its  shareholders,  in connection with the matters to which this  Contract  relates,  except to the extent that such a loss results from negligence,  willful misfeasance, bad faith or gross negligence on its part in the  performance  of its  duties  or  from  reckless  disregard  by it of its obligations  and duties  under this  Contract.  Any person,  even though also an officer, director,  employee, or agent of UBS Global AM, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to any Fund or the Trust or acting with respect to any business of such
Fund or the Trust,  to be rendering  such  services to or acting  solely for the
Fund or the Trust and not as an  officer,  director,  employee,  or agent or one under the control or direction of UBS Global AM even though paid by it.

     9.  Limitation of Liability of the Trustees and  Shareholders of the Trust.
No Trustee, shareholder,  officer, employee or agent of any Fund shall be liable for any obligations of any Fund or the Trust under this Contract, and UBS Global
AM agrees that, in asserting any rights or claims under this Contract,  it shall look only to the assets and property of the Trust in settlement of such right or claim,  and  not  to any  Trustee,  shareholder,  officer,  employee  or  agent.
Moreover,  this Contract shall be deemed to create a separate agreement with the
Trust acting on behalf of its respective  series listed on Exhibit A hereto,  as though the Trust had separately  executed an identical  agreement for all of its respective series. For each reference in this Agreement to Trust shall be deemed a reference solely to the particular series to which the provision  relates.  In no  circumstances  shall the rights,  obligations  or remedies with respect to a particular  series  constitute a right,  obligation or remedy  applicable to any other series.

     10. Confidentiality.  UBS Global AM shall have the right to use any list of shareholders  of the Fund or any other  list of  investors  which it  obtains in connection  with its  provision  of  services  under  this  Contract;  provided, however,  that UBS Global AM shall not sell or  knowingly  provide  such list or lists to any unaffiliated  person.  UBS Global AM agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and the Funds and its prior, present or potential shareholders.  In accordance  with Section  248.11 of Regulation S-P (17 CFR  248.1-248.30)  ("Reg
S-P"),  UBS Global AM will not  directly,  or  indirectly  through an affiliate, disclose any non-public  personal  information,  as defined in Reg S-P, received from the Fund to any  person  that is not  affiliated  with the Fund or with UBS
Global AM and provided  that any such  information  disclosed to an affiliate of
UBS Global AM shall be under the same limitations of non-disclosure.

     11.  Equipment  Failures.  In the event of  equipment  failures  beyond UBS
Global AM's control, UBS Global AM shall, at no additional expense to the Trust, take  reasonable  steps to  minimize  service  interruptions  but shall  have no liability with respect thereto.  UBS Global AM shall develop and maintain a plan for recovery from equipment failures which may include contractual  arrangements with  appropriate  parties  making  reasonable  provision  for  emergency use of electronic  data  processing  equipment to the extent  appropriate  equipment is available.

     12.  Certain  Records.  UBS Global AM shall maintain  customary  records in connection with its duties as specified in this Agreement.  Any records required to be maintained and preserved  pursuant to Rules 31a-1 and 31a-2 under the 1940
Act which are  prepared  or  maintained  by UBS Global AM on behalf of the Trust shall be prepared and  maintained  at the expense of UBS Global AM, but shall be the property of the Trust and will be made available to or surrendered  promptly to the Trust on request.

     In case of any  request or demand  for the  inspection  of such  records by another  party,  UBS Global AM shall  notify  the Trust and  follow the  Trust's instructions  as to permitting or refusing  such  inspection;  provided that UBS
Global AM may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving  potential  exposure only to civil  liability) the Trust has agreed to indemnify UBS Global AM against such liability.

     13.  Termination.  This  Contract  shall  become  effective  upon  the date hereinabove  written and may be terminated at any time, with respect to any Fund without  the  payment  of any  penalty,  by  vote of the  Board  or by vote of a majority of a Fund's  outstanding  voting  securities  or on sixty days' written notice to UBS Global AM or by UBS Global AM at any time,  without the payment of any penalty,  on sixty days' written  notice to the Trust.  Termination  of this
Contract  with  respect to any given  Fund shall in no way affect the  continued
validity of this  Contract or the  performance  thereunder  with  respect to any other Fund.

     14.  Amendment  of this  Contract.  No  provision  of this  Contract may be changed,  waived,  discharged or terminated orally, but only by an instrument in writing  signed by the party against which  enforcement  of the change,  waiver, discharge or termination is sought.

     15.  Governing Law. This Contract shall be construed in accordance with the laws of the State of New York,  without  giving  effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that
Section 9 above will be  construed in  accordance  with the laws of the State of
Delaware. To the extent that the applicable laws of the State of New York or the
State of Delaware  conflict with the applicable  provisions of the 1940 Act, the latter shall control.

     16.  Miscellaneous.   The  captions  in  this  Contract  are  included  for
convenience  of  reference  only  and in no way  define  or  delimit  any of the provisions  hereof or otherwise  affect  their  construction  or effect.  If any provision of this  Contract  shall be held or made invalid by a court  decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby.  This Contract  shall be binding upon and shall inure to the benefit of the parties hereto and their  respective  successors.  As used in this Contract, the terms "interested  person,"  "investment  adviser," "majority of outstanding voting  securities" and "prospectus,"  shall have the same meaning as such terms have in the  1940  Act,  subject  to such  exemption  as may be  granted  by the
Securities and Exchange  Commission by any rule,  regulation or order. Where the effect of a  requirement  of the 1940 Act  reflected  in any  provision  of this contract  is  relaxed  by a rule,  regulation  or  order of the  Securities  and
Exchange Commission,  whether of special or general application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS  WHEREOF,  the parties hereto have caused this  instrument to be executed  by  their  officers  designated  as of the day and  year  first  above written.

UBS GLOBAL ASSET                       UBS GLOBAL ASSET
MANAGEMENT (AMERICAS) INC.             MANAGEMENT (AMERICAS) INC.

By:                                    By:
Name:                                  Name:
Title:                                 Title:

THE UBS FUNDS                          THE UBS FUNDS

By:                                    By:
Name:                                  Name:
Title:                                 Title:

                                    Exhibit A

1.   UBS U.S. Bond Fund
2.   UBS High Yield Fund
3.   UBS U.S. Large Cap Equity Fund
4.   UBS U.S. Large Cap Value Equity Fund
5.   UBS U.S. Large Cap Growth Fund
6.   UBS U.S. Small Cap Equity Fund
7.   UBS U.S. Small Cap Growth Fund
8.   UBS U.S. Real Estate Equity Fund
9.   UBS Global Allocation Fund
10.  UBS Global Equity Fund
11.  UBS Global Bond Fund
12.  UBS Absolute Return Bond Fund
13.  UBS Dynamic Alpha Fund
14.  UBS International Equity Fund
15.  UBS Emerging Markets Debt Fund
16.  UBS Emerging Markets Equity Fund
17.  UBS U.S. Mid Cap Growth Equity Fund
18.  UBS U.S. Equity Alpha Fund